Exhibit 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS NOVEMBER TRAFFIC
     TEMPE, Ariz., Dec. 5, 2006 — US Airways Group, Inc. (NYSE: LCC) today reported November and year-to-date traffic results for 2006. For America West operated flights, revenue passenger miles (RPMs) for the month were 1.8 billion, down 5.8 percent from November 2005. Capacity was 2.3 billion available seat miles (ASMs), down 5.6 percent from November 2005. The passenger load factor for November was 78.7 percent versus 78.9 percent in November 2005.
     For US Airways mainline operated flights, RPMs for November 2006 were 2.9 billion, an increase of 9.2 percent from November 2005. Capacity was 3.8 billion ASMs, up 3.8 percent from November 2005. The passenger load factor for the month of November was 78.0 percent versus 74.1 percent in November 2005.
     “Revenue continues to be strong with passenger revenue per available seat mile (PRASM) for the month of November estimated to be up over 10 percent as compared to the same month last year,” said US Airways President Scott Kirby.
     Until US Airways operates under one certificate, data for America West and US Airways operated flights will continue to be reported separately. Additionally, US Airways Express consisting of PSA Airlines and Piedmont Airlines will continue to report separate data. US Airways Group, Inc., consisting of America West, US Airways mainline and US Airways Express, combined operational information will also be reported.
     The following summarizes US Airways Group, Inc., America West, US Airways mainline and US Airways Express November and year-to-date results for 2006 and 2005:

Combined US Airways Group

	2006	2005	% Change
REVENUE PSGR MILES (000)	4,971,711	4,921,000	1.0
Domestic	4,260,553	4,206,636	1.3
International	711,158	714,364	-0.4

AVAILABLE SEAT MILES (000)	6,391,708	6,542,323	-2.3
Domestic	5,429,967	5,615,542	-3.3
International	961,741	926,781	3.8

LOAD FACTOR (%)	77.8	75.2	2.6	PTS
ENPLANEMENTS	5,415,288	5,426,161	-0.2

YEAR-TO-DATE	2006	2005	% Change
REVENUE PSGR MILES (000)	58,270,116	61,794,821	-5.7
Domestic	48,056,597	51,261,070	-6.3
International	10,213,519	10,533,751	-3.0

AVAILABLE SEAT MILES (000)	74,176,094	80,839,080	-8.2
Domestic	60,864,559	67,402,672	-9.7
International	13,311,535	13,436,408	-0.9

LOAD FACTOR (%)	78.6	76.4	2.2	PTS
ENPLANEMENTS	60,762,195	66,384,305	-8.5

America West

	2006	2005	% Change
REVENUE PSGR MILES (000)	1,829,637	1,941,871	-5.8
Domestic	1,774,834	1,887,391	-6.0
International	54,803	54,480	0.6

AVAILABLE SEAT MILES (000)	2,323,668	2,461,153	-5.6
Domestic	2,241,279	2,393,423	-6.4
International	82,389	67,729	21.6

LOAD FACTOR (%)	78.7	78.9	-0.2	PTS
ENPLANEMENTS	1,692,545	1,795,548	-5.7

YEAR-TO-DATE	2006	2005	% Change
REVENUE PSGR MILES (000)	21,641,005	22,298,237	-2.9
Domestic	20,963,925	21,481,386	-2.4
International	677,080	816,852	-17.1

AVAILABLE SEAT MILES (000)	27,077,479	27,937,375	-3.1
Domestic	26,207,961	26,877,695	-2.5
International	869,518	1,059,679	-17.9

LOAD FACTOR (%)	79.9	79.8	0.1	PTS
ENPLANEMENTS	19,500,629	20,329,634	-4.1

US Airways Mainline

	2006	2005	% Change
REVENUE PSGR MILES (000)	2,941,868	2,692,920	9.2
Domestic	2,285,513	2,033,036	12.4
International	656,355	659,884	-0.5

AVAILABLE SEAT MILES (000)	3,772,098	3,634,487	3.8
Domestic	2,892,746	2,775,436	4.2
International	879,352	859,051	2.4

LOAD FACTOR (%)	78.0	74.1	3.9	PTS
ENPLANEMENTS	3,037,432	2,851,309	6.5

YEAR-TO-DATE	2006	2005	% Change
REVENUE PSGR MILES (000)	34,133,356	36,262,165	-5.9
Domestic	24,596,918	26,545,265	-7.3
International	9,536,438	9,716,900	-1.9

AVAILABLE SEAT MILES (000)	43,451,312	47,795,152	-9.1
Domestic	31,009,295	35,418,422	-12.4
International	12,442,017	12,376,730	0.5

LOAD FACTOR (%)	78.6	75.9	2.7	PTS
ENPLANEMENTS	33,141,206	37,312,127	-11.2

US Airways Express Piedmont
Airlines, PSA Airlines & US
Airways’ MidAtlantic Division*

	2006	2005	% Change
REVENUE PSGR MILES (000)	200,207	286,210	-30.0
Domestic (includes Caribbean)	200,207	286,210	-30.0

AVAILABLE SEAT MILES (000)	295,941	446,683	-33.7
Domestic (includes Caribbean)	295,941	446,683	-33.7

LOAD FACTOR (%)	67.7	64.1	3.6	PTS
ENPLANEMENTS (includes Caribbean)	685,311	779,304	-12.1

YEAR-TO-DATE	2006	2005	% Change
REVENUE PSGR MILES (000)	2,495,755	3,234,420	-22.8
Domestic	2,495,755	3,234,420	-22.8

AVAILABLE SEAT MILES (000)	3,647,303	5,106,554	-28.6
Domestic	3,647,303	5,106,554	-28.6

LOAD FACTOR (%)	68.4	63.3	5.1	PTS
ENPLANEMENTS	8,120,360	8,742,544	-7.1

*	US Airways Express also includes data for US Airways’ MidAtlantic division through May 27, 2006.
Integration Update
          US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments or announcements from the month of November:
•	Reduced fares as much as 57 percent in 30 markets from Augusta, Georgia. In total, the new US Airways has reduced business fares in nearly 400 markets and reduced leisure fares in nearly 350 markets.

•	Began testing combined SHARES Reservation system at both Phoenix and Winston-Salem, N.C. reservations locations, which helps move the airline to a combined reservations system scheduled to occur in the first half of 2007.

•	Continued to install new desktop computers at crew bases and hubs; the airline installed more than 10,000 units during November.

•	Paid a one-time special $50 bonus to employees, which totaled approximately $1.8 million, for the airline’s operational performance during the Thanksgiving holiday travel period.

     America West and US Airways report combined operational performance numbers to the Department of Transportation. For the month of November 2006, US Airways will report a domestic on-time performance of 75.1 percent and a completion factor of 99.1 percent.
     US Airways is the fifth largest domestic airline employing nearly 35,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The new US Airways — the product of a merger between America West and US Airways in September 2005 — is a member of the Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward- looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended Sept. 30, 2006, which is available at www.usairways.com.
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